UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
 ☐          Preliminary Proxy Statements
 ☐          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐          Definitive Proxy Statement
☒          Definitive Additional Materials
 ☐          Soliciting Material Pursuant to §240.14a-12
Coeur Mining, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 10, 2022.

COEUR MINING
We Pursue a Higher Standard

COEUR MINING, INC.
ATTN: CASEY M. NAULT
104 S. MICHIGAN AVE., SUITE 900
CHICAGO, IL 60603

D67529-P64855

Your **Vote** Counts!

COEUR MINING, INC.

May 10, 2022 Annual Meeting
Vote by May 9, 2022 11:59 PM ET. For shares held in a Plan, vote by May 5, 2022 11:59 PM ET.

You invested in COEUR MINING, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 26, 2022. If you would like to view the materials online, have the control number that is printed in the box below and visit: www.ProxyVote.com. If you would like to request a paper or e-mail copy of the proxy material(s) or materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. There is no charge for requesting a copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting

May 10, 2022
9:30 AM, CDT

Virtually at:
www.virtualshareholdermeeting.com/CDE2022
The company will be hosting the meeting live via the Internet this year. To attend the meeting go to **www.virtualshareholdermeeting.com/CDE2022.** Have the control number that is printed above available and follow the instructions.

*You can also vote by mail by requesting a paper copy of the materials, which will include a proxy card.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.ProxyVote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items	Board Recommends
Company Proposals	
1. Election of nine directors	
1a. Linda L. Adamany	For
1b. Sebastian Edwards	For
1c. Randolph E. Gress	For
1d. Mitchell J. Krebs	For
1e. Eduardo Luna	For
1f. Jessica L. McDonald	For
1g. Robert E. Mellor	For
1h. John H. Robinson	For
1i. J. Kenneth Thompson	For
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2022.	For
3. Approval of an amendment to the Certificate of Incorporation of Coeur Mining, Inc. to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000.	For
4. Advisory resolution to approve executive compensation.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D67530-P64855

Your Vote is Important

HIRE HEROES USA

Vote your shares and Coeur
will donate $1 to Hire Heroes USA
for every stockholder that votes

COEUR MINING®
We Pursue a Higher Standard

Frequently Asked Questions

Why am I receiving this Notice of Internet Availability?

Pursuant to the SEC "Notice and Access" proxy rules, companies are permitted to send the enclosed "Notice" instead of a full printed set of proxy materials. The Notice gives you instructions on how to view your company's proxy materials and vote online or how to receive a full set of printed materials by mail.

There are several advantages to your company sending a Notice instead of a full set of materials, including lowering your company's costs and reducing the environmental impact from printing and mailing full sets of proxy materials.

How do I view the Proxy materials online?

Go to www.proxyvote.com and follow the instructions. You will need to enter the Control # printed on the enclosed Notice.

What if I prefer to receive a paper copy of the Proxy materials?

You can easily request a paper copy which will be mailed to you at no cost. Instructions on how to order a paper copy can be found in the "Get informed before you vote" section of the Notice.

Can I request to receive my proxy materials for future meetings by e-mail rather than receive a Notice?

Yes. The instructions on how to change your preferences so you receive proxy materials for future meetings by e-mail are online at www.proxyvote.com.

How can I vote my shares?

You can vote your shares online, by phone or by mail. The "Get informed before you vote" section of the Notice provides detailed information on each of these options.

For more information about the SEC Notice and Access proxy rules please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.